                                                                    Exhibit 99.3

                          CAITHNESS COSO FUNDING CORP.

                               OFFER TO EXCHANGE

                  6.80% Series B Senior Secured Notes Due 2001
                 (Registered under the Securities Act of 1933)
                                      for
                         Any and All of its Outstanding
                  6.80% Series A Senior Secured Notes Due 2001
                                      and
                  9.05% Series B Senior Secured Notes Due 2009
                 (Registered under the Securities Act of 1933)
                                      for
                         Any and All of its Outstanding
                  9.05% Series A Senior Secured Notes Due 2009


                                                            ______________, 1999


To:  Registered Holders and
     The Depository Trust Company Participants:

        Enclosed are the materials listed below relating to the offer by Caithness Coso Funding Corp., a Delaware corporation (the "Company"), to exchange its 6.80% Series B Senior Secured Notes due 2001 for any and all outstanding 6.80% Series A Senior Secured Notes due 2001 and its 9.05% Series B Senior Secured Notes due 2009 for any and all outstanding 9.05% Series A Senior Secured Notes due 2009, pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Prospectus dated October 7, 1999 of the Company and Coso Finance Partners, a California general partnership, Coso Energy Developers, a California general partnership, and Coso Power Developers, a California general partnership (collectively, the "Guarantors"), and the related Letter of Transmittal enclosed herewith (which, together with any amendments or supplements thereto, constitute the "Exchange Offer"). The 6.80% Series A Senior Secured Notes due 2001 and the 9.05% Series A Senior Secured Notes due 2009 are called the "Series A Notes," and the 6.80% Series B Senior Secured Notes due 2001 and the 9.05% Series B Senior Secured Notes due 2009 are called the "Series B Notes."

        Enclosed herewith are copies of the following documents:

        1.   Prospectus dated October 7, 1999;

        2. The blue Letter of Transmittal to tender Series A Notes for exchange;

        3.   The pink Notice of Guaranteed Delivery;

        4. A white Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner;

        5. A yellow printed form of letter which may be sent to your clients for whose account you hold Series A Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer; and

        6.   A return envelope addressed to the Exchange Agent.

        WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, NOVEMBER 8, 1999, UNLESS EXTENDED.

        The Exchange Offer is not conditioned upon any minimum number of Series A Notes being tendered.

        Pursuant to the Letter of Transmittal, each holder of Series A Notes will represent to the Company and the Guarantors that (i) the holder is not an "affiliate" of the Company, (ii) any Series B Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder is not engaged in, and does not intend to engage in, a distribution of the Series B Notes. If the tendering holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes, you will represent on behalf of such broker-dealer that the Series A Notes to be exchanged for the Series B Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner contains an authorization by the beneficial owners of the Series A Notes for you to make the foregoing representations.

        The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Series A Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Series A Notes to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

        Any inquiries you may have with respect to the Exchnage Offer should be addressed to U.S. Bank Trust National Association, the Exchange Agent, at its address and telephone number set forth on the back cover page of the Prospectus. Additional copies of the enclosed material may be obtained from the undersigned.

                                    Very truly yours,


                                    U.S. Bank Trust National Association


        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF CAITHNESS COSO FUNDING CORP., COSO FINANCE PARTNERS, COSO ENERGY DEVELOPERS, COSO POWER DEVELOPERS OR U.S. BANK TRUST NATIONAL ASSOCIATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                       2